Exhibit 99.1

GREENBROOK ANNOUNCES CONVERSION OF SUBORDINATED CONVERTIBLE NOTES

October 3, 2024 – Toronto, ON – Greenbrook TMS Inc. (OTC: GBNHF) (“Greenbrook” or the “Company”) announced today that it has completed the conversion (the “Conversion”) of approximately US$10.5 million in aggregate principal amount of the Company’s unsecured subordinated convertible promissory notes (the “Convertible Notes”) into common shares in the capital of Greenbrook (the “Common Shares”). The Convertible Notes were converted into Common Shares at a conversion price of US$0.0780 and resulted in the issuance of an aggregate of 134,667,522 Common Shares to the holders of the Convertible Notes. Following completion of the Conversion, there are currently 168,635,122 Common Shares issued and outstanding.

The Conversion was completed in accordance with the terms of the note purchase agreement dated August 15, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) entered into by the Company, Madryn Asset Management, LP (“Madryn”), Greybrook Health Inc. (“Greybrook Health”) and certain other investors party thereto. The Conversion was completed following delivery by Madryn of a conversion notice requiring the conversion in full of all outstanding Convertible Notes held by Madryn and all other holders of Convertible Notes in accordance with the terms of the Note Purchase Agreement. Following completion of the Conversion, there are no Convertible Notes, or accrued and unpaid interest, issued and outstanding.

Early Warning Reporting

Greybrook Health

Before giving effect to the Conversion, Greybrook Health owned, and exercised control or direction over, 6,800,424 Common Shares, representing approximately 20.0% of the Company’s issued and outstanding Common Shares, and Greybrook Realty Partners Inc. (“Greybrook Realty”), an affiliate of Greybrook Health, owned, and exercised control or direction over, 200,000 Common Shares, representing approximately 0.6% of the Company’s issued and outstanding Common Shares. Greybrook Health’s and Greybrook Realty’s aggregate ownership, control and direction of the Common Shares prior to the Conversion represented an approximate 20.6% ownership interest in the Company. In addition, Greybrook Health owned, and exercised control or direction over (i) approximately US$3.4 million in aggregate principal amount of Convertible Notes, and (ii) 335,870 common share purchase warrants (“Warrants”), each Warrant entitling Greybrook Health to purchase one Common Share.

Following the Conversion, Greybrook Health and Greybrook Realty own, and exercise control or direction over, prior to any exercise of the Warrants, an aggregate of 50,739,572 Common Shares, representing approximately 30.1% of the issued and outstanding Common Shares on a non-diluted basis, representing an increase of approximately 9.5% ownership interest in the Company.

Assuming exercise in full of the Warrants, Greybrook Health would be entitled to receive an aggregate of 335,870 Common Shares, which would increase Greybrook Health’s ownership interest in the Company by approximately 0.1%.

The securities of Greenbrook were acquired by Greybrook Health for investment purposes. Greybrook Health may determine to purchase additional Common Shares or other securities of the Company in the open market or otherwise or sell all or some of the Common Shares or Warrants (subject to certain transfer restrictions), depending upon price, market conditions, availability of funds, evaluation of alternative investments and other factors.

An early warning report will be filed by Greybrook Health in accordance with applicable Canadian securities laws and will be available on SEDAR+ at www.sedarplus.ca or may be obtained directly from Sasha Cucuz, President & Secretary of Greybrook Health upon request at (416) 322-9700.

Greybrook Health and the Company’s head and registered offices are located at 890 Yonge Street, 7th Floor, Toronto, Ontario M4W 3P4.

Greybrook Health is focused on partnering with strong management teams in the healthcare sector. Greybrook Health applies a hands-on investment approach, assisting management teams to unlock growth potential through deep expertise in commercializing healthcare services, products and medical devices.

Madryn

Before giving effect to the Conversion, Madryn Health Partners II, LP (“MHP II”), Madryn Health Partners II (Cayman Master), LP (“MHP II Cayman”) and Madryn Select Opportunities, LP (“MSO” and, together with MHP II and MHP II Cayman, the “Funds”) owned but did not exercise control over 6,363,636 Common Shares (MHP II: 393,459; MHP II Cayman: 5,970,177), representing approximately 18.73% of the Company’s issued and outstanding Common Shares on a non-diluted basis. Madryn, together with Madryn Health Advisors II, LP, Madryn Health Advisors GP II, LLC, Madryn Select Advisors, LP and Madryn Select Advisors GP, LLC (collectively, the “Advisors”), exercised control over but did not own the aforementioned Common Shares.

Before giving effect to the Conversion, Madryn, in its capacity as discretionary investment manager to the Funds, the Advisors, as general partners of the Funds, and the Funds owned and exercised control or direction over (as applicable) (i) 6,363,636 Common Shares (MHP II: 393,459; MHP II Cayman: 5,970,177); (ii) 3,910,605 Common Shares (MHP II: 202,423; MHP II Cayman: 3,071,480; MSO: 636,701) issuable pursuant to conversion instruments issued in connection with a secured credit facility agreement between the Company and Madryn and its affiliates (the “Common Share Conversion Instruments”) and (iii) 57,692,306 Common Shares (MHP II: 3,567,076; MHP II Cayman: 54,125,230) issuable upon the conversion of US$4.5 million in aggregate principal amount of Convertible Notes; collectively representing approximately 71.11% of the Company’s issued and outstanding Common Shares on a partially diluted basis, assuming the conversion of the Convertible Notes and the Common Share Conversion Instruments.

Following the Conversion, Madryn, in its capacity as discretionary investment manager to the Funds, the Advisors, as general partners of the Funds, and the Funds owned and exercised control or direction over (as applicable) 64,055,942 Common Shares, representing approximately 37.98% of the Company’s issued and outstanding Common Shares on a non-diluted basis, representing an increase of approximately 19.25% ownership interest in the Company on a non-diluted basis.

Following the Conversion, Madryn, its capacity as discretionary investment manager to the Funds, the Advisors, as general partners of the Funds, and the Funds own and exercise control or direction over (as applicable), an aggregate of 67,966,547 Common Shares, representing approximately 39.39% of the issued and outstanding Common Shares on a partially diluted basis assuming the conversion of the Common Share Conversion Instruments held by the Funds, representing a decrease of approximately 31.73% ownership interest in the Company on a partially diluted basis.

The securities of Greenbrook were acquired by Madryn for investment purposes. Madryn may determine to purchase additional Common Shares or other securities of the Company in the open market or otherwise or sell all or some of the Common Shares or other securities, depending upon price, market conditions, availability of funds, evaluation of alternative investments and other factors.

On August 11, 2024, the Company entered into an arrangement agreement (the “Arrangement Agreement”) with Neuronetics, Inc. (“Neuronetics”) pursuant to which Neuronetics will acquire all of the issued and outstanding Common Shares of the Company (the “Arrangement”). The Arrangement Agreement provides that Neuronetics will take all necessary action to ensure that, immediately following completion of the Arrangement, the board of directors of Neuronetics shall consist of seven directors, two of which will be appointed by Madryn.

Simultaneously with the execution of the Arrangement Agreement and in connection with the Arrangement, Neuronetics and certain shareholders of the Company, including Madryn, have entered into voting and support agreements, pursuant to which Madryn has agreed, among other things, to vote its securities of the Company in favour of the approval of the Arrangement and against any alternative proposal.

A copy of the early warning report to be filed under applicable securities laws will be available under the Company’s SEDAR+ profile at www.sedarplus.ca. and may be obtained upon request from Madryn at 330 Madison Avenue, Floor 33, New York, United States NY 10017, from Matthew Girandola at (609) 240-7783.

About Greenbrook TMS Inc.

Operating through 118 Company-operated Treatment Centers, Greenbrook is a leading provider of Transcranial Magnetic Stimulation (“TMS”) and Spravato® (esketamine nasal spray), FDA-cleared, non-invasive therapies for the treatment of Major Depressive Disorder (“MDD”) and other mental health disorders, in the United States. TMS therapy provides local electromagnetic stimulation to specific brain regions known to be directly associated with mood regulation. Spravato® is offered to treat adults with treatment-resistant depression and depressive symptoms in adults with MDD with suicidal thoughts or actions. Greenbrook has provided more than 1.61 million treatments to over 49,000 patients struggling with depression.

For further information please contact:

Glen Akselrod
Investor Relations
Greenbrook TMS Inc.

Contact Information:
investorrelations@greenbrooktms.com
1-855-797-4867